THOMSON REUTERS EDITED TRANSCRIPT Q4 2018 Abercrombie & Fitch Co Earnings Call EVENT DATE/TIME: MARCH 06, 2019 / 1:30PM GMT THOMSON REUTERS | Contact Us 1 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call CORPORATE PARTICIPANTS Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO Pamela Quintiliano Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO CONFERENCE CALL PARTICIPANTS Andrew D. North Robert W. Baird & Co. Incorporated, Research Division - Junior Analyst Daniel Ryan Stroller Instinet, LLC, Research Division - Research Analyst David Loughran Buckley BofA Merrill Lynch, Research Division - Analyst Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Kate Bridget Fitzsimons RBC Capital Markets, LLC, Research Division - Associate VP Kimberly Conroy Greenberger Morgan Stanley, Research Division - MD Marie Shayne Arcilla Evercore ISI Institutional Equities, Research Division - Research Analyst Marni Shapiro The Retail Tracker - Co-Founder Paul Lawrence Lejuez Citigroup Inc, Research Division - MD and Senior Analyst Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst Tiffany Ann Kanaga Deutsche Bank AG, Research Division - Research Associate PRESENTATION Operator Good day, and welcome to the Abercrombie & Fitch Fourth Quarter Fiscal Year 2018 Earnings Call. This conference is being recorded. (Operator Instructions) At this time I'd like to turn the conference over to Scott Lipesky. Mr. Lipesky, please go ahead. Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO I'll turn it over to Pam. Pamela Quintiliano Thanks, Scott. Good morning, everyone, and welcome to our 2018 Fourth Quarter Earnings Call. Joining me today on the call are Fran Horowitz, Chief Executive Officer; Joanne Crevoiserat, Chief Operating Officer; and Scott Lipesky, Chief Financial Officer. Earlier this morning, we issued our fourth quarter earnings release, which is available on our website at corporate.abercrombie.com under the Investors section. Also available on our website is an investor presentation, which we will be referring to in our comments. Please keep in mind that any forward-looking statements made on the call are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainty that could cause the actual results to differ materially from the expectations and assumptions we mention today. A detailed discussion of these factors and uncertainties is contained in the company's filings with the Securities and Exchange Commission. In addition, we will be referring to certain non-GAAP financial measures during the call. Additional details and reconciliation of GAAP to adjusted non-GAAP financial measures are included in the release issued earlier this morning. With that, I will turn the call over to Fran. Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Thanks, Pam. Good morning, everyone, and thank you for joining us today. I am happy to be here to discuss our fourth quarter and full year 2018 results. It has been quite a year for us. At our Investor Day in April, we laid out an ambitious agenda. And our team has delivered, successfully completing the first full year of our transforming while growing phase. THOMSON REUTERS | Contact Us 2 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call As a result, we grew top line. We comp the comps, posting our sixth consecutive quarter and second consecutive full year of positive comparable sales. We achieved over $1 billion in annual digital sales. We drove gross profit rate expansion in a highly competitive environment. We delivered operating expense leverage, and we had a 100 basis points of adjusted EBIT margin expansion and a 77% improvement in adjusted net income. Most importantly, we remain on track to deliver our previously disclosed fiscal 2020 target including doubling our 2017 adjusted EBIT margin. We delivered these results while making important progress on the transformation initiatives that we outlined on our Investor Day, optimizing our store network, enhancing our digital and omnichannel capabilities, increasing the speed and efficiency throughout our concept-to-customer product lifecycle and improving our customer engagement through our loyalty programs and marketing optimization. Throughout the year, we were laser focused on our playbook and aligning product, voice and experience across all touch points. Our customer is our driving force and always is the center of everything we do. Our goal is to be there for them whenever, wherever and however they choose to engage with us. We provide them a product and branded experiences that are relevant to their everyday life, and the customer is responding. Turning to our fourth quarter accomplishments. At Hollister, we delivered a 6% comp on top of an 11% comp in 2017, representing our ninth consecutive quarter of positive comps. Our product continues to resonate, and we are leveraging our increased speed to market and closest to our customer to ensure that we are meeting their needs. Brand-wide, our strongest fourth quarter performance was in bottoms, including jeans and pants. We had record outerwear sales across gender, with both guys and girls loving anything cozy lined, including teddy, sherpa and fleece. And even though it was cold outside, swim continued to grow. Swim is an exciting opportunity for us and so is Gilly Hicks. Customers responded well to the revamped spot offerings at Gilly, and we've been pleased with the performance. With great product as our foundation, our marketing voice has grown louder and more effective throughout the year, and Hollister's integrated approach continues to deliver. We have been able to quickly respond to the evolving trends, preferences and issues that our customers care about the most. Our brand cause marketing campaign are near and dear to my heart and continue to be centered around causes we and our core customers care deeply about like anti-bullying and inclusivity. Our Club Cali royalty program nearly doubled this year to over 18 million member accounts. Our AwesomenessTV series generated more than 21 million YouTube views, and our swim collective accounted for Hollister's top 3 most-viewed Instagram videos in brand's history. Moving on to Abercrombie. Comps were negative 2% in the fourth quarter, driven primarily by weakness in women tops and dresses, which more than offset areas of strength. In women's, bottoms was our strongest category led by jeans, pants and skirts. In men's, knits and fleece outperformed. And both genders experienced strength in outerwear. Before moving on, I want to talk about the Abercrombie women dresses and tops challenges. We quickly isolated the product missteps and have made good progress in clearing inventory, while simultaneously adjusting our go-forward assortments as we continue to flex our increasingly agile supply chain. As you all know, Kristin Scott was recently promoted to the new role of President, Global Brands. Over the past couple of years, Kristin has done an amazing job at Hollister. Since taking on her new role in late-November, she has begun applying the learnings from Hollister and the team is energized. We are very excited about the future of A&F. Our loyalty program is robust and growing with almost 10 million member accounts at year-end, up from 5 million last year, and this speaks to the power of the Abercrombie brand. While Abercrombie product continues to evolve, our integrated marketing activities are growing in sophistication and scale, fueled by THOMSON REUTERS | Contact Us 3 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call recent hires. The recent relaunch of our iconic Fierce fragrance is the first integrated campaign from the new team. While the popular fragrances remain the same, the updated packaging and messaging more authentically speaks to today's consumer. We have combined in-store, digital and experiential activations to create a truly diverse campaign that includes athletes, LGBTQ activists, mental health advocates and a group of volunteer California firefighters. While still early days, reactions both in sentiment and sales tell us that we hit the mark. Fierce has had over 250 million media impressions since its relaunch and almost half of all Fierce purchases have been from customers that are new to the brand. You can see certain aspects of our campaign on Slide 28. Turning to kids. We are encouraged by recent results. Customers are responding to our unique products and updated store prototype, both of which are differentiated relative to our adult stores and to our competition. Color and pattern have been big successes, and our gender-neutral Everybody Collection continues to perform. The bottom line is that kids like wearing our product and parents feel good putting them in it. While we made significant progress in 2018, it was just the first full year of our transforming while growing phase. As we move into year 2, there is still a lot of work to be done. To stay on track with our previously disclosed fiscal 2020 target, we will increasingly rely on and leverage our 4 key transformation initiatives in 2019. Our first initiative is the optimization of our store network. We've continued to evolve our model to reflect the shopping habits of our core customers, and we remain highly focused on delivering an exciting store experience across brands. We delivered 67 new experiences this year, encompassing new stores, right-sizes and remodels. With every new prototype we're learning and evolving, making our physical spaces more compelling, engaging and omnichannel-integrated. Over the past 8 years, we've gone from a peak of roughly 1,100 stores to 861 at year-end, including roughly 475 domestic store closures, leaving our current fleet well positioned in predominantly A and B malls. In 2018, we closed 29 stores, contributing to a total square footage reduction of approximately 2%. Meanwhile, productivity per square foot improved by low-single digits from 2017 levels. This resulted in 140 basis point store occupancy leverage. Looking ahead, over the next 2 years, roughly 50% of our U.S. base is up for renewal, giving us a lot of flexibility. We are carefully evaluating our entire store base and will close stores when appropriate including up to 40 in 2019. In conjunction with closing stores, we will continue to invest in our store experiences and plan delivering approximately 85 new experiences including remodels in 2019. Please refer to Slide [23] (corrected by company after the call) in the presentation for additional details. Turning to our brands. I hope most of you have been in our updated Hollister prototype, which we introduced in 2015. Today, roughly 45% of the store base is in the new format and that should be closer to 55% by the end of 2019. The return on our remodel investments has remained consistent over the years, and we continue to see high-single-digit improvement in the top line versus control stores. Abercrombie has more recently embarked on its prototype journey, launching the updated adult and kids prototypes in 2017. Although less than 10% of the combined fleet in these new formats in general, these stores are proving highly productive. We are applying learnings both domestically and internationally. And by year-end 2019, approximately 20% of the combined Abercrombie and kids fleet should reflect the new prototype. On the international front, we continue to pivot away from large tourist-dependent flagships to smaller-format and mall-based locations, enabling us to cultivate a more local customer base and drive incremental digital sales. Unlike the U.S., the European mall base is not overdeveloped, leaving many powerful shopping centers where we do not currently have a presence. In 2018, we opened our first 2 European A&F mall-based prototypes at the Trafford Centre in Manchester; and the MyZeil Shopping Center in Frankfurt. THOMSON REUTERS | Contact Us 4 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call To be clear, we believe in stores, and they play a key role in delivering the best omnichannel experience for our customer. We are one of the specialty retailers still committed to investing in physical space. Our landlord partners are excited about our direction and are helping to support our acceleration. We're highly focused on store optimization, which remains a key part of our formula to achieving our fiscal 2020 EBIT margin goal. Turning to our second initiative, enhancing our digital and omnichannel capability. We've been focused on this for a while and have made significant investments to proactively anticipate our customer shopping needs on a global basis. For the year, we experienced broad-based digital momentum across brands and geographies and passed a major milestone, $1 billion in digital sales. Within the digital platform, our customer is mobile first, with mobile accounting for the overwhelming majority of our digital traffic and sales and our highly rated apps representing our fastest-growing platform from both a dollar and traffic perspective. Our digital and in-store shopping experiences are becoming increasingly integrated. We see strong engagement with purchase online, pick up in store, which we refer to as POPinS and order in-store capabilities. Sales are up double digits for both and the POPinS customers make incremental purchases while in store. We are rolling these capabilities out globally, and they are now available across brands in 10 countries. As a reminder, we have a highly developed global infrastructure. We currently operate 20 websites around the world and ship to over 120 countries. In addition, we've had success on Tmall, China, where we saw a strong performance on Singles' Day. While I am proud of our recent omnichannel and digital accomplishments, including 30% digital penetration in 2018, we cannot sit still. Innovation in this space is faster than ever, and we will continue to drive further investment in tools and functionality to support the growth of our brands across shopping platforms in 2019 and beyond. Our third initiative is focused on increasing our efficiency and speed-to-market capabilities throughout our concept-to-customer product lifecycle, including how we plan, buy, allocate and sell across channels and geographies. From the plan and buy perspective, we have successfully invested in capabilities for greater speed, agility and flexibility and have cultivated a robust and diverse supplier base across 18 countries. The result is that we have shortened our product calendar by several weeks. In 2019, we expect these efforts to help support product improvements, AUR growth and gross profit rate expansion. Another key focus within this initiative is to better leverage data and analytics throughout the product lifecycle. We spent 2018 implementing 2 key analytics tools to support our buy, allocate and sell efforts, markdown and size optimization. We'll begin to realize the benefits of these critical tools across brands in 2019. These tools, along their ship-and-store capabilities will further benefit our inventory management and support our outlook for gross profit rate expansion. Before turning to our fourth transformation initiative, I want to quickly touch on China tariff. We have a highly experienced team that is actively working on diversification into other countries and regions. Scott will go into more detail in his remarks, but we currently see the ability to migrate up to half of production out of China and will continue to closely monitor the situation. And now on to our final transformation initiative, customer engagement. We continue to focus on improving our customer engagement through our growing loyalty programs and our marketing optimization initiatives. Momentum in our loyalty programs continued, with membership over the past year almost doubling to over 28 million member THOMSON REUTERS | Contact Us 5 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call accounts, as we released new benefits. We view our loyalty program as a big asset and an even bigger opportunity, and we're just scratching the surface on leveraging this data to further personalize our communications and strengthen customer engagement with our brands. On the marketing front, over the past year, we further developed our test-and-learn capabilities and ran multiple pilots across our platforms. The outcome is that we are better able to read the return on our investments and improve the allocation of our spend to the most effective channel. We had a step-up in our marketing spending in 2018 and we'll continue to increase the spend in 2019, although, at a more moderate pace. In 2018, our efforts across loyalty and marketing delivered positive cross-channel traffic comp and improving brand health across all brands. We expect that trend to continue as we build on these efforts. In summary, I am proud of our 2018 performance. We delivered another year of positive comp sales, while expanding our gross profit rate and materially improving profitability. Now I will turn the call over to Scott to discuss the details of our fourth quarter and full year results and outlook. Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Thanks, Fran, and good morning, everyone. I'm excited to walk you through our strong end to the year and our outlook for 2019. Starting with the fourth quarter. Total net sales of $1.2 billion declined 3% from last year. As a reminder, we had a combined, adverse impact of approximately $60 million from a calendar shift and the loss of fiscal 2017's 53rd week and an additional $15 million adverse impact of changes in foreign currency exchange rates. Comp sales came in at plus 3%, representing our sixth consecutive quarter of positive comps against our most difficult comparison of the year. Our marketing and loyalty investments continue to deliver positive cross-channel traffic, which was the key driver of our comp growth. Our largest brand, Hollister, achieved a 6% comp, while Abercrombie was negative 2%, reflecting previously disclosed women's tops and dresses challenges. Kristin and team are aggressively working through the underperforming classifications, and these ongoing efforts are reflected in our sales and margin outlook. By geography, we had positive comp sales of 5% in the U.S. International comps were negative 2%, representing a sequential improvement from Q3. In Europe, we saw a sequential improvement in Hollister, offset by continued weakness in our Abercrombie flagship locations. In China, demand was strong across brands, as we continue to focus on driving the digital business on Tmall and our owned sites. As Fran mentioned, we surpassed the $1 billion mark in annual sales for the digital channel. For the quarter, digital sales grew to approximately 36% of total sales compared to 34% of total sales in Q4 last year with gains across brands and regions. Gross profit rate rose to 59.1%, up 70 basis points from last year. On a constant currency basis, net of hedging, gross profit rate was up 20 basis points, driven by slightly lower AUC and essentially flat AUR, with higher AUR in Hollister offset by lower AUR in Abercrombie. I'll now recap the rest of our results for the quarter compared to last year on an adjusted non-GAAP basis. Excluding from our fourth quarter 2017 adjusted operating results were approximately $4 million of pretax charges related to certain legal matters and approximately $4 million in store asset impairment. As a reminder, there were no excluded pretax items in Q4 this year. Adjusted operating expense excluding other operating income was down 1% to last year, primarily due to an additional week of expense last year, the impact from changes in foreign currency rates, store occupancy reductions and a reduction in depreciation on IT THOMSON REUTERS | Contact Us 6 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call assets. This was partially offset by volume-related expenses from higher digital net sales and increased marketing and compensation expenses. Adjusted operating income was $130 million compared to $148 million last year and included a $4 million adverse impact from changes in foreign currency as well as an adverse impact from the calendar shift and loss of 2017's additional week estimated at $20 million. The adjusted effective tax rate for the quarter was 27%, which excluded tax benefits of $6 million related to the Tax Cuts and Jobs Act. Adjusted net income per diluted share was $1.35 compared to $1.38 last year, and included the adverse impact from changes in foreign currency of approximately $0.04 as well as the adverse impact of the calendar shift and loss of 2017's additional week estimated at approximately $0.19. Turning to our full year 2018 results. As Fran mentioned, we experienced sales growth, gross profit rate expansion and operating expense leverage, resulting in 100 basis points of adjusted EBIT margin expansion. I'll now discuss the rest of our full-year results compared to last year on an adjusted non-GAAP basis. Excluded from our 2018 operating results were approximately $11 million of pretax charges related to certain legal matters and asset impairment. This compares to approximately $29 million of excluded charges last year related to certain legal matters and asset impairment. Net sales were $3.6 billion, up 3% from last year, while comp sales were positive 3%. Gross profit rate was 60.2%, up 50 basis points from last year. On a constant-currency basis, net of hedging, gross profit rate was up 20 basis points. Lower AUC was partially offset by slightly lower AUR. This was driven by lower AUR at Abercrombie, which was partially offset by higher AUR at Hollister. Adjusted operating expense excluding other operating income rose 1% from last year, resulting in 80 basis points of expense leverage, while still supporting investments in marketing and our transformation initiatives. Other operating income contributed 30 basis points of deleverage, reflecting the reclass of gift card breakage into revenue, beginning in fiscal 2018. Adjusted operating income was $139 million compared to $101 million last year, including a benefit from foreign currency of approximately $6 million, partially offset by the adverse impact of the loss of the additional week in fiscal '17 estimated at approximately $5 million. The adjusted effective tax rate for the year was 34%, which excludes discrete net tax benefits of $3.5 million related to the Tax Cuts and Jobs Act. The rate includes $9.6 million of discrete noncash tax charges related to the expiration of certain share-based compensation awards. We do not expect the expiration of share-based compensation awards to materially impact our tax provision in 2019. Adjusted net income per diluted share was $1.15 compared to $0.65 last year. Foreign currency benefited net income per diluted share by approximately $0.06. This was partially offset by the adverse impact of the loss of the additional week in fiscal '17 estimated at approximately $0.05. Turning to the balance sheet. We ended the year with $723 million in cash compared to $676 million last year. Gross borrowings outstanding at the end of the year were $253 million for both 2018 and 2017. Total inventories were up 3% compared to last year, in line with our expectations coming into the quarter. We expect to end the first quarter with inventory at low-single digits. While there are still select Abercrombie women's tops and dresses carryover that teams are clearing this season, our overall inventory position entering the first quarter was well balanced across brands with strategic investments in our must-win and must-grow categories. Looking ahead, we remain on track to deliver our fiscal 2020 EBIT margin target. The formula that we outlined at our Investor Day remains consistent for 2019. For the year, we expect to, once again, deliver net sales growth, gross profit rate expansion and operating THOMSON REUTERS | Contact Us 7 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call expense leverage leading to EBIT margin expansion. Specifically, we expect net sales to be up in the range of 2% to 4%, driven by positive comparable sales and net new store contribution, partially offset by adverse impact of changes in foreign currency rates of approximately $15 million. Comp sales to be up in the low single digits, gross profit rate for the year to be up slightly to the 2018 rate of 60.2%, with higher average unit retail net of adverse foreign currency impacts to be partially offset by higher average unit cost. Our outlook excludes the impact of any potential future China tariffs on apparel. While we wait to understand the path forward, we are continuing to reduce the amount of China-sourced goods flowing into the U.S. We expect our China percentage to move from approximately 25% in 2018 to under 20% in 2019. We expect operating expense excluding other operating income to be up approximately 2%, while still driving further expense leverage, and we expect an effective tax rate in the mid- to upper 20s. Shifting gears to capital allocation. As discussed throughout 2018, we see tremendous opportunity to transform and grow our business, and we plan to increase our capital investments to approximately $200 million from $152 million in 2018 to support our growth plan. Our capital investments will include approximately $120 million for stores and approximately $80 million for digital and technology investments. With our remaining excess liquidity, we will prioritize our spend as follows, accelerating investments in the business, aggressively pursuing real estate rationalization including flagships and driving shareholder returns through dividends, opportunistic share repurchases and/or debt repayments. For share repurchases, at a minimum, we plan to offset the effect of dilution of share-based compensation awards. I'll now finish up with our expectations for the first quarter of 2019. We expect net sale to be flat to last year, including the adverse impact of approximately $15 million from foreign currency; comp sales to be flat to up 2%.; gross profit rate to be flat to up slightly to last year's 50.5% rate; operating expense, excluding other operating income, to be approximately flat to 2018 adjusted operating expense of $482 million. Finally, we expect an effective tax rate in the mid-20s. With that, I'll turn the call back over to Fran. Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Thank you, Scott. 2018 marks the first full year of our transforming while growing phase. We put a plan in place and successfully executed to it. With that as a foundation, we are building on recent momentum, and we'll continue to strategically invest on transformation initiatives, enabling us to drive growth for each of our global brands. We are so excited about the future, and I would personally like to express my gratitude to all our associates around the globe for their passion and commitment, as we continue along with our journey. Thank you. Pamela Quintiliano Thanks, Fran. That concludes our prepared comments. We will now be happy to take your questions. (Operator Instructions) QUESTIONS AND ANSWERS Operator (Operator Instructions) And your first question comes from Paul Lejuez with Citi research. Paul Lawrence Lejuez Citigroup Inc, Research Division - MD and Senior Analyst Question about Gilly Hicks. Anyway you can size that business up for us, maybe remind us how many stores had the Gilly product in F '18? What sort of comp lift did it provide? And curious, how big of an online business that is as well? And what your plans are for Gilly in F '19. THOMSON REUTERS | Contact Us 8 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Paul, it's Fran. I'll kick off that question. So we currently actually carry Gilly in all of our stores globally around the world. We did actually revamp the product for back-to-school this year and saw really nice product acceptance and an accelerated growth in the back half. But we are so very much in the test and learn phase with Gilly. We're trying different concepts, so for example, we opened up 36 carveouts in 18, and we opened up 3 side-by-sides, which we're seeing nice success with. It's a very synergistic customer to our Hollister customer, and we're going to continue to test and learn on as we head through '19. Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Yes, just a add-on to the -- in there, Paul, we will open additional carveouts in 2019, and about are 10 scheduled, and then 10 to 15 additional side-by-sides, and those side-by-sides are the stores where we have, kind of, a separate entrance and a little more marketing around the Gilly brand. So it's a nice way to get to the customer. Operator Our next question comes from Kate Fitzsimons with RBC Capital Markets. Kate Bridget Fitzsimons RBC Capital Markets, LLC, Research Division - Associate VP Congratulations on the improvement in the quarter. I guess my question would be on the Q1 outlook of flat to up low-single digits for Q1. Can you just compare that to what you're seeing here in February? We've heard some chappier comments out of some of your peers. Any color by brand or region would be helpful. And then if you could just speak to what leverage do you see taking place through 2019 to get you to that low-single-digit guidance for the year? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO All right, Kate, I'll kick off with Q1. As you know, we don't comment on the current quarter business. For the quarter, as we laid out, the outlook is for comp sale to be flat to up 2%, and we are focused on delivering that. That outlook, as we're sitting here on March [6], (corrected by company after the call) that reflects our quarter-to-date trends and our assessment of any potential impacts. We know the Easter shift is coming. The weather is cold. The macro situation is bouncing around in Europe, and tourism is up in the U.S. So we try to reflect all of those things into our outlook for Q1. I'll kick it to Fran for the levers. Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Well, we're definitely prepared to comp the comp. Our customer remains very solid in the United States. We are pleased with where our inventory is. We mentioned the near term dresses and tops challenges, that's obviously also baked into our guidance. We've seen some nice selling from our spring categories so far. We're very excited about our marketing and our integrated campaigns. We recently, as you know, relaunched Fierce. We've had a very strong acceptance to that. We're heading into '19 with strong loyalty across brands. We doubled those numbers in '18, and we have lots of customer that are engaged and excited about our business. And then lastly, we're continuing to invest in our stores and our omni business, and we see all of that as very positive as we head into '19. Operator We'll next go to Omar Saad with Evercore ISI. Marie Shayne Arcilla Evercore ISI Institutional Equities, Research Division - Research Analyst This is Shayne Arcilla for Omar Saad. I'd like to know -- I was wondering if you could provide more color on the performance of the A&F kids and how trends have evolved? And also, could you provide more color on your brand ambassador programs, especially how trends have evolved for the Abercrombie brand ambassador that you started last summer? Fran Horowitz Abercrombie & Fitch Co. - CEO & Director This is Fran. I'll start with kids. So we are pleased with our performance. We had a solid year in kids. We're excited that our customer, both our kid and our parents are really responding to our product and our experience. The kids seem to love wearing it, and the parents seem to love putting them into it. We believe that our kids business has opportunity. There's market share out there to be had, obviously, based on some recent news that's out there. We've opened up some very productive prototypes, and we are continuing to test and learn as we move forward with this business, but overall, pleased with the performance. We have a successful Hollister program, the brand THOMSON REUTERS | Contact Us 9 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call ambassador program, which is the first-ever High School Ambassador program. We recently have actually transitioned our brand ambassador program with A&F, and we've created, what we're calling, a sounding board -- or board of directors -- of our consumer to understand and get closer to our customer. But with that said, we're still using lots of influencers, our current relaunch of our Fierce fragrance has been successful through a very exciting influencer program that we launched. Operator We'll next go to Simeon Siegel with Nomura Instinet. Daniel Ryan Stroller Instinet, LLC, Research Division - Research Analyst Yes, this is Dan Stroller on for Simeon. Could you give any color on what the comp cadence for the quarter and then any traffic trends? And then also, how is the tourism performing overseas? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO I'll grab this one. This is Scott. We don't get the monthly breakdown for the comp cadence in Q4. We were pleased with the results in Q4, delivering the plus 3 on our hardest comp from last year, the plus 9. So comping the comp was a good show of momentum for us. As we think about the tourist business, I'd say it's been difficult in the U.S., we've talked about this the last couple of quarters along the East Coast and down into Florida, we've seen challenging tourism from Europe, Asia as well as South America. Obviously, the geopolitical environment is pretty tough out there, currencies are weak compared to the US dollar. So I think that's all contributing to the tourist pattern. Operator We'll next go to Susan Anderson with B. Riley FBR. Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst Sorry, if I missed this. I hopped on a bit later. Was wondering, can you just talk about just kind of the breakout between the international comps and the U.S. by brand? And I guess specifically for Abercrombie, if you saw better performance in the U.S. and the product issues that you had in the U.S., and when you guys kind of expect that to be fixed? Fran Horowitz Abercrombie & Fitch Co. - CEO & Director I'll kick off actually with the second question. With our A&F business, yes, we did perform better in the U.S. than we did international for A&F specifically. Although, A&F for the year did positive comp, and we are excited to see the brand really stabilized. We believe that we have isolated those issues specifically to tops and dresses in the women's business. We are super excited, sure you've heard that we have Kristin Scott at the helm now. She's our Global Brand President. She's been at the job for about 90 days and has really dug in with the team and applying a lot of her learnings in the Hollister playbook and helping us to evolve the product in Abercrombie. We expect that each delivery, we will see improvement, and we'll really see her handwriting in the back half of the year. Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Yes, I'll grab the comps on the U.S. On the U.S. piece, the comps continue to be very happy with the performance we've seen in the U.S. across brands. In total -- we haven't given the level down to the brand at this point. But in total, we delivered a plus 5 in Q4 of 2018 and that was on the plus 11 from Q4 of '17. So in light of some of that U.S. tourism difficulty that I talked about a minute ago, we're still delivering strong comps in the U.S. and as Fran mentioned, continue to see that customer remain solid in U.S. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO I... Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Go ahead. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO I was going to jump on the international. As Scott mentioned earlier -- this is Joanne. As Scott mentioned earlier, the flag business was a bit softer, was softer internationally, but our Hollister business did improve internationally. And our goal is to cultivate a more local THOMSON REUTERS | Contact Us 10 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call omnichannel customer in these markets for the A&F brand, the Hollister business in our international markets is mostly a mall-based business and the improvement there gives us encouragement that moving into a mall-based strategy in a more local, cultivated more local customer for Abercrombie is the right move. We were -- we did open 2 mall-based locations in Europe in MyZeil Shopping Center and in Trafford, and that is the start we'll continue to pursue opportunities for accelerated exits of those flagship locations and pursuing moving into the more mall-based locations in Europe for Abercrombie. Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst And if I could just add 1 follow-up on the, I guess, Hollister business in (inaudible). What do you think that drove that? Is it product or just allocations that you think you did better this quarter? Because obviously, the macro issue continue to be pretty pressured over there. Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO You are talking about Europe or international business? Susan Kay Anderson B. Riley FBR, Inc., Research Division - Analyst In Hollister, yes, correct. Yes. Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Yes, we talked throughout the year of some of our transitional and product issues throughout the first 3 quarters of the year into Q3 into Q4 as that weather became more seasonal and the adjustments we've made, they started to stick a little bit. So we've seen that business in light of all the macro uncertainty across many European countries. We've seen that business improve a little bit. So we're on a good track there, and we have much more opportunity in the future to better localize our voice and our product across Europe, and that'll be a good place for us to focus in 2019. Operator We'll next go to Kimberly Greenberger with Morgan Stanley. Kimberly Conroy Greenberger Morgan Stanley, Research Division - MD Great. I wanted to ask a real estate question. What percentage of your fleet now is profitable? And if you could wave a magic wand and sort of downsize your fleet to the ideal size, how many of your current stores would you close? Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO Kimberly, this is Joanne. I'll pick that up. Now the vast majority of our store fleet is profitable. As you know, we've been on this path for many, many years, optimizing and improving the health of our fleet. It is important to note the majority of our fleet is in A and B malls. And over the past 8 years, we've closed roughly 475 stores. But we believe that stores still matter and closure is one of the many tools we use to improve our fleet and that customer experience, including remodels, rightsizes and relocations. And I would say in 2018, we improved -- the evidence of improved store performance, we improved store performance, we reduced square footage, and we drove higher productivity and better economics in the box, and that's evidenced by the leverage of a 140 basis points in our store occupancy. We continue to have a lot of flexibility with 50% of our leases expiring over the next couple of years to continue to review our fleet in a rigorous and methodical way. But we're very committed to improving that physical touch point for our customers, embedding omnichannel capabilities, reducing our square footage and driving higher productivity across the board. Operator We'll next go to Janet Kloppenburg with JJK Research. Janet Joseph Kloppenburg JJK Research Associates, Inc. - President Joanne or Fran, you talked about localization efforts in Europe in terms of where more wear now products and recognizing the seasonality differences between the U.S. and Europe, I was wondering when we might expect to see that transition in the assortments? And with respect to the A&F flagship closings, Joanne, how many can we expect this year? And what do you think the cadence of that, Europe -- and I'm talking about Europe, the European flagship closing will look like for the A&F brand? THOMSON REUTERS | Contact Us 11 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Janet, this is Fran. I'll kick off with the first part of the question. So as we mentioned, we saw some nice improvement in Hollister across our mall-based business in Europe from the third quarter to the fourth quarter. Scott mentioned, the product was a little bit more sticky, and we were more seasonally appropriate. What we are working on here is we have a playbook domestically, aligning product voice and experience, which drives traffic and conversion for us, and we are currently exporting that playbook overseas. We're also working on creating a global operating model to have more merchants in Europe and closer to the consumer. All of those efforts are rolling out through 2019. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO And Janet, as it relates to the flagship closures, as we mentioned, our goal is to cultivate a more local omnichannel customer in these markets. So store openings and mall locations and locations that attract more local customers is a complement to our flagship strategy. I definitely want to mention that, and that will also help build our digital business across Europe. But each flagship has its own set of facts and circumstances, lease terms, locations and tourist exposure. We're continuing to pursue opportunities for accelerated exits in those flagship's, but we have closed the Copenhagen store this year that closed in March. So we continue to pursue closures, but we have nothing more than that to report at this time. Janet Joseph Kloppenburg JJK Research Associates, Inc. - President But there should be a gradual slowdown every year, I mean gradual closing, Joanne, as we go through the next 5 years or so? Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO Well, as I mentioned, each of these flagship locations has its own set of facts and circumstances and has a different landlords. So we're working with our landlords to manage the process and -- as evidenced by the moves that we made in Hong Kong and Copenhagen. And we're complementing that, as I mentioned, with openings in more localized markets to help bolster our business and attract more local customer in Europe. Operator We'll next go to David Buckley with Bank of America. David Loughran Buckley BofA Merrill Lynch, Research Division - Analyst Just interested in hearing your outlook for freight and wage expenses for 2019. And then can you discuss the drivers of operating expense growth beyond first quarter? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO I'll start with freight and wage for 2019. So a consistent theme, we've been talking about this throughout 2018. From a wage perspective, we've seen inflation mainly from a minimum wage perspective in our stores and then also in our distribution centers, as we're in a very competitive market here in Columbus. So we'll continue to see that as we go into 2019. From a freight perspective, a couple of different angles here from inflation perspective, we have. Ocean and the freights into the U.S. It's been an interesting market in Q4 as a lot of people have tried to beat that deadline, that January 1 deadline for the, I guess, the previous tariff deadline, so it was pretty congested out there. As we move into 2019, it's an unknown. We expect to see continued inflation there, and that's baked into our outlook. Also, from the freight side, we've seen some shipping and handling expense inflation. We've been able to manage through that as best we can. We actually leveraged our shipping and handling expense as part of our DTC business in 2018, so we're pleased with that. Moving on to the full year. So the outlook for the full year was up to from an OpEx basis, and that's -- so beyond 2019 or Q1 of 2019, is a similar theme. We'll absorb some inflation. We'll also invest in our business. We're investing in marketing, we're investing in our transformational initiatives because we like what both of those things are delivering. Our marketing, as Fran mentioned, we're getting better and better at delivering our marketing, and we are getting smarter and smarter about how we allocate the resources. So we'll continue to increase our investments in 2019. It'll be a little bit more of a moderated pace than 2018. But again, we like both -- we like the results we're seeing from both marketing and transformation. And one big thing to finish is, we still expect to see leverage from OpEx in 2019 with all these investments also. THOMSON REUTERS | Contact Us 12 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call Operator We'll next go to Mark Altschwager with Baird. Andrew D. North Robert W. Baird & Co. Incorporated, Research Division - Junior Analyst This is Drew North on for Mark Altschwager. Can you discuss some of the actions you've taken to improve the Abercrombie women's tops and dresses assortment? How are you feeling about the spring assortment and inventory position in these categories relative to the fourth quarter? And then more directly, does your outlook embed positive comps at Abercrombie as you course correct there? Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Drew, it's Fran. So as we mentioned earlier, we put Kristin at the helm of Abercrombie as our Global Brand President. She came into the brand that has been stabilized. We actually had a plus 1 comp for the year of 2018. So we're excited about her applying the playbook of Hollister more aggressively to the A&F brand. As far as what they've been doing relative to the spring position is that we have a very agile supply chain. We produce in 18 countries around the world, and we can affect our on order as we move forward. The expectation is to see an improvement in those categories with each delivery as we move through the year. And relative to your question on positive comps in A&F, everything is reflected in our Q1 outlook. Operator We'll next go to Marni Shapiro with The Retail Tracker. Marni Shapiro The Retail Tracker - Co-Founder Stores in particularly, Hollister's look really fantastic. Can you just give us an update on the loyalty programs across the 2 brands and will you do a separate loyalty or something for Gilly? And then just anything behind some of the initiatives behind payment that you've talked about on and off? Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO Marni, it's is Joanne. I'll jump on that. Our loyalty programs have been very successful at engaging our customers with growth to over 28 million member accounts this year, and we view the loyalty programs as a key asset and a big opportunity going forward to better understand and engage with our customers. We're really just scratching the surface in engaging our customers on a personalized level, and we intend to invest more in technology to better leverage that data and better personalize our communications and engage our customers. At this point, we don't have a plan for a separate Gilly Hicks loyalty program. Those customers are engaging with us through the Hollister program. And as you mentioned our payment capabilities, Fran mentioned in her prepared remarks, we can never sit still. We're continually looking out there for what's new and next, and importantly what's important to our customers. So we spent a lot of time getting close to our customers and understanding those payment capabilities that they value, and we have a tremendous array of capabilities across the globe, and what's important to customers in the U.S. may not be important to customers in Germany and it's different than what's important to customers in China. And we vary those capabilities around the world, and we continue to look for and stay close to our customers for those capabilities that we need to continue to offer. Fran Horowitz And -- on the loyalty. We have also recently rolled out loyalty programs across Europe and we'll be rolling out China this year as well. So we're in early stages of our international loyalty programs as well. Marni Shapiro The Retail Tracker - Co-Founder That's exciting. And could I just ask one more pay question there. Some of the other retailers who target younger shoppers the -- your neighbors at The Street or someone in California have said that they do have still a decent amount of their business done in cash, which might shock people but I'm just curious if you see that same trend? Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO We do have a decent base -- I would say, a base of cash business. It's -- we have a younger customer base. So we do have a fairly decent cash business but also in terms of noncredit businesses, that's where the Venmo option comes into play, as we've added that to our apps, is becoming more appealing to our customers particularly, our younger customers and our Abercrombie customer. THOMSON REUTERS | Contact Us 13 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.

MARCH 06, 2019 / 1:30PM GMT, Q4 2018 Abercrombie & Fitch Co Earnings Call Operator And our last question comes from Tiffany Kanaga with Deutsche Bank. Tiffany Ann Kanaga Deutsche Bank AG, Research Division - Research Associate Your gross margin guidance for a slightly higher rate in the first quarter stands in contrast to significant declines expected at some of your peers, despite your inventory being up 3%, and what still looks like a promotional environment out there, so can you help walk us through some of the puts and takes behind how you're anticipating driving a relatively better margin trend at the mall, especially if Abercrombie is still seeing lower AUR? Scott D. Lipesky Abercrombie & Fitch Co. - Senior VP & CFO Sure, Tiffany, I can't comment on our competitors but I can comment on us, which I will. So as we look to Q1, yes, we are still clearing through some of that A&F women's tops and dresses that'll leak into Q1, and that's reflected in our outlook. We continue to see opportunities from a cost perspective in Q1, and we'll make sure that we balance the AUR. I mean, we're going to remain competitive. We feel like our promotional calendar is competitive in Q1, and we'll lever some of that outperformance we've seen in Hollister to reinvest in Abercrombie. So again, we feel confident with our outlook, as we sit here today for that flat to up slightly in Q1. Joanne C. Crevoiserat Abercrombie & Fitch Co. - Executive VP & COO And Tiffany, I think, we -- you can use Q4 as a fact -- data point to support our ability to manage through a highly competitive environment and still grow gross margins. We did leverage gross margin in the fourth quarter, which is arguably the most competitive quarter of the year, and we saw higher AUR in Hollister, and we offset that with some investments in Abercrombie to make sure we were positioned well coming into the first quarter and our inventories are at up 3%, are in line with our outlook at the beginning of the quarter. So we feel good about how our inventories are positioned and about our ability to manage the margin line through the first quarter. Pamela Quintiliano That'll end our questions for today. Fran Horowitz Abercrombie & Fitch Co. - CEO & Director Thank you. We are pleased with our 2018 performance and have a playbook in place to deliver top line growth, gross profit rate expansion and operating expense leverage in 2019. I look forward to updating you on our as the year progresses, and thank you for your continued interest and support. Operator Thank you. And this does conclude today's call, and we thank you for your participation. You may now disconnect. DISCLAIMER Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes. In the conference calls upon which Event Briefs are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized. THE INFORMATION CONTAINED IN EVENT BRIEFS REFLECTS THOMSON REUTERS'S SUBJECTIVE CONDENSED PARAPHRASE OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT BRIEF. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS. ©2019 Thomson Reuters. All Rights Reserved. THOMSON REUTERS | Contact Us 14 ©2019 Thomson Reuters. All rights reserved. Republication or redistribution of Thomson Reuters content, including by framing or similar means, is prohibited without the prior written consent of Thomson Reuters. 'Thomson Reuters' and the Thomson Reuters logo are registered trademarks of Thomson Reuters and its affiliated companies.